Exhibit 10.1

RAPID7, INC.

April 4, 2016

Corey Thomas

c/o Rapid7, Inc.

100 Summer Street

Boston, Massachusetts 02110

Re: Amendment to Employment Agreement

Dear Corey:

Reference is hereby made to the Employment Agreement (the “Employment Agreement”), dated January 13, 2013, by and between you and Rapid7, Inc. (the “Company”). The Company has agreed to extend the accelerated vesting provisions of Sections 2(c)(ii)(A) and (B) of the Employment Agreement (the “Acceleration Provisions”) to cover all compensatory equity awards covering Company common stock, including stock options, restricted stock, restricted stock unit awards and other types of equity awards as applicable (collectively, the “Equity Awards”) that have been awarded to you under the Company’s 2011 Stock Option and Grant Plan, as amended, the Company’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”) or any successor plan thereof. Further, unless otherwise expressly provided by the Company at the time of grant, any future Equity Awards that the Company may grant to you while the Employment Agreement is effective shall also be eligible for accelerated vesting pursuant to and in accordance with the Acceleration Provisions. In addition, if, in connection with a Change in Control (as defined in the 2015 Plan), an Equity Award will not be assumed or continued by the successor or acquiror entity in such Change in Control or substituted for a similar award of the successor or acquiror entity and will therefore terminate, then, you will become vested with respect to any then unvested portion of any applicable Equity Award, effective immediately prior to, but subject to the consummation of such Change in Control. You and the Company agree that the Employment Agreement and the applicable award agreements evidencing the Equity Awards are hereby deemed to be amended in order to reflect the terms of this letter.

Except as otherwise set forth in this letter, the Employment Agreement and the applicable award agreements evidencing the Equity Awards shall remain in full force and effect in accordance with their terms and conditions. This letter constitutes the entire agreement between you and the Company regarding the subject matter hereof and supersedes all prior negotiations, representations or agreements, whether written or oral, concerning the modification of the Employment Agreement and the applicable award agreements evidencing the Equity Awards described herein.

Please execute this letter where indicated below to confirm your agreement to the amendment to your Employment Agreement and certain award agreements evidencing your Equity Awards described in this letter.

Best regards,

RAPID7, INC.

By:	/s/ Steven Gatoff
Steven Gatoff
CFO

Agreed and Accepted:

/s/ Corey Thomas
Corey Thomas

April 4, 2016
Date